EXHIBIT 10.3

                         PROMISSORY NOTE

                                                        Salt Lake City, Utah
$20,548.00                                           Date: November 30, 2001


      FOR VALUE RECEIVED, the undersigned, DRACO HOLDING CORPORATION (hereinafter "Maker") promises to pay to the order of STEVEN D. MOULTON, at 4843 South Wallace Lane, Salt Lake City, Utah 84117 (hereinafter "Payee"), the principal sum of Twenty Thousand Five Hundred Forty Eight and 00/100 Dollars ($20,548.00) in lawful money of the United States of America, together with interest thereon at the rate of ten percent (10.0%) per annum until paid in full. The principal balance of this Note represents various loans and advances made by Payee to Maker during the first eleven (11) months of 2001.

     Payment of principal together with all accrued interest shall be due upon demand by the holder hereof.

     The Maker of this Promissory Note shall have the privilege, without penalty or premium, of paying in advance the entire principal or any portion thereof.

     In the event that any portion of principal or interest is not paid when due, it shall thereafter bear interest at the rate of twelve percent (12.0%) per annum, both before and after judgment, until paid in full. In the event of default on any payment herein provided for, then without notice, presentment or demand, the principal sum hereof together with any accrued interest thereon shall, at the option of the holder of this Promissory Note, become due and payable immediately. Failure to delay in exercising its option shall not constitute a waiver of any such breach or default nor waiver of the holder's right to exercise said option upon any subsequent breach or default.

     The undersigned hereby expressly waives all statutes of limitation affecting the enforceability of this Promissory Note, and agree to pay all reasonable attorneys fees and costs incurred in collection of payments due, or in the enforcement of any right or remedy hereunder. The Makers, assumers, endorsers, sureties, and guarantors of this Promissory Note consent to all renewals, indulgences, extensions, and all releases of security granted or permitted by the owner or holder without notice.

     Payment of this promissory note is unsecured.

                                  MAKER:

                                  DRACO HOLDING CORPORATION



                                  By /s/ Lane Clissold
                                     Lane Clissold, President